                             CONDUCTUS, INC.                      EXHIBIT 11.1
                STATEMENTS OF COMPUTATION OF LOSS PER SHARE
             (amounts in thousands except per share amounts)

                                                                       December 31,
                                                              ------------------------------
                                                                1996       1995        1994
                                                                ----       ----        ----
Net loss                                                      $(5,004)   $(4,422)    $(4,544)
                                                              --------   --------    --------
                                                              --------   --------    --------

Weighted average number of shares outstanding as adjusted       6,263      5,543       5,323
                                                              --------   --------    --------
                                                              --------   --------    --------

Loss per share                                                 $(0.80)    $(0.80)     $(0.85)
                                                              --------   --------    --------
                                                              --------   --------    --------



                                    -50-